UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 22, 2025

Stanley Black & Decker, Inc.

(Exact name of registrant as specified in its charter)

CT	1-5224	06-0548860
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 STANLEY DRIVE

NEW BRITAIN, CT 06053

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (860) 225-5111

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title Of Each Class	Trading Symbols	Name Of Each Exchange On Which Registered
Common Stock - $2.50 Par Value per Share	SWK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.	Regulation FD Disclosure.

On December 22, 2025, Stanley Black & Decker, Inc. (the “Company”) issued a press release announcing the execution of a Purchase Agreement, dated as of December 22, 2025, by and among the Company and Howmet Aerospace Inc. (“Howmet”), pursuant to which Howmet has agreed to purchase Consolidated Aerospace Manufacturing, LLC, a wholly owned subsidiary of the Company, for a cash purchase price of $1.805 billion, subject to customary adjustments. The transaction is subject to receipt of required regulatory approvals and other customary closing conditions. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. Upon closing the transaction, the Company expects to avoid earnings per share dilution and expects the after-tax proceeds to be in the range of $1.525 billion to $1.6 billion.

Cautionary Note Regarding Forward-Looking Statements

Stanley Black & Decker makes forward-looking statements in this disclosure which represent its expectations or beliefs about future events and financial performance. Forward-looking statements are identifiable by words such as “believe,” “anticipate,” “expect,” “intend,” “plan,” “will,” “may” and other similar expressions. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. Forward-looking statements made in this disclosure, include, but are not limited to, statements concerning: consummation of the CAM sale transaction; the Company’s ability to maximize value for shareholders through active portfolio management and the impact of the transaction to fund debt reduction; and supporting the Company’s capital allocation strategy.

You are cautioned not to place undue reliance on these forward-looking statements. These forward-looking statements are not guarantees of future events and involve risks, uncertainties and other known and unknown factors that may cause actual results and performance to be materially different from any future results or performance expressed or implied by such forward-looking statements, including, but not limited to, the failure to consummate, or a delay in the consummation of, the CAM sale transaction for various reasons; (including but not limited to failure to receive, or delay in receiving, required regulatory approvals and meet customary closing conditions); and failure to realize the expected benefits of the Company’s value creation, debt reduction and capital allocation strategy.

Forward-looking statements made herein are also subject to risks and uncertainties, described in: Stanley Black & Decker’s 2024 Annual Report on Form 10-K, its subsequently filed Quarterly Reports on Form 10-Q; and other filings Stanley Black & Decker makes with the Securities and Exchange Commission. In addition, actual results could differ materially from those suggested by the forward-looking statements, and therefore you should not place undue reliance on the forward-looking statements. Stanley Black & Decker makes no commitment to revise or update any forward-looking statements to reflect events or circumstances occurring or existing after the date of any forward-looking statement.

The Company has provided an expectation of forward-looking adjusted EBITDA margin, which is a non-GAAP measure. A reconciliation of the differences between this non-GAAP forward-looking measure and the corresponding GAAP measure (expected net income) is generally not available without unreasonable effort due to potentially high variability and complexity as to the items that would be excluded from the GAAP measure on a forward-looking basis, and would imply a degree of precision that is inappropriate for this forward-looking measure.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

99.1	Press release dated December 22, 2025, issued by Stanley Black & Decker, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stanley Black & Decker, Inc.

December 22, 2025	By:	/s/ Donald J. Riccitelli
	Name:	Donald J. Riccitelli
	Title:	Interim SVP, General Counsel & Secretary